THE LAZARD FUNDS, INC.

ARTICLES OF AMENDMENT

          THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard Small Cap Portfolio to Lazard U.S. Small Cap Equity Portfolio, with the effect that the one hundred fifty million (150,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard Small Cap Portfolio are redesignated as Institutional Shares of Lazard U.S. Small Cap Equity Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard Small Cap Portfolio are redesignated as Open Shares of Lazard U.S. Small Cap Equity Portfolio.

          SECOND: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard Mid Cap Portfolio to Lazard U.S. Mid Cap Equity Portfolio, with the effect that the one hundred million (100,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard Mid Cap Portfolio are redesignated as Institutional Shares of Lazard U.S. Mid Cap Equity Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard Mid Cap Portfolio are redesignated as Open Shares of Lazard U.S. Mid Cap Equity Portfolio.

          THIRD: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard International Small Cap Portfolio to Lazard International Small Cap Equity Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard International Small Cap Portfolio are redesignated as Institutional Shares of Lazard International Small Cap Equity Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard International Small Cap Portfolio are redesignated as Open Shares of Lazard International Small Cap Equity Portfolio.

          FOURTH: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard Emerging Markets Portfolio to Lazard Emerging Markets Equity Portfolio, with the effect that the two hundred million (200,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard Emerging Markets Portfolio are redesignated as Institutional Shares of Lazard Emerging Markets Equity Portfolio and the one hundred million (100,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard Emerging Markets Portfolio are redesignated as Open Shares of Lazard Emerging Markets Equity Portfolio.

          FIFTH: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard High Yield Portfolio to Lazard U.S. High Yield Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard High Yield Portfolio are redesignated as Institutional Shares of Lazard U.S. High Yield Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard High Yield Portfolio are redesignated as Open Shares of Lazard U.S. High Yield Portfolio.

          SIXTH: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

           SEVENTH: The foregoing amendments do not increase the total number of authorized shares of the Corporation or the aggregate par value thereof. Giving effect to the redesignations in foregoing amendments, the total number of shares of stock that the Corporation has authority to issue remains at two billion two hundred fifty million (2,250,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two million two hundred fifty thousand dollars ($2,250,000), classified as follows:

Portfolio	Shares
Authorized

Lazard U.S. Equity Value Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000

Lazard U.S. Strategic Equity Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	100,000,000

Lazard U.S. Mid Cap Equity Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	50,000,000

Lazard U.S. Small Cap Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000

Lazard U.S. Small Cap Equity Value Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000

Lazard U.S. Small Cap Equity Growth Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000

Lazard Global Equity Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000

Lazard International Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000

Lazard International Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000

Lazard International Strategic Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000

Portfolio	Shares
Authorized

Lazard International Small Cap Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000

Lazard Emerging Markets Equity Portfolio
Institutional Common Stock	200,000,000
Open Common Stock	100,000,000

Lazard U.S. High Yield Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000

Lazard Bond Portfolio
Institutional Common Stock	50,000,000

Lazard Capital Allocator Opportunistic Strategies Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000

Unclassified	250,000,000

Total	2,250,000,000

          EIGHTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:01 a.m. on May 1, 2008.

          The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

          IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of April 22, 2008.

THE LAZARD FUNDS, INC.

By:	/s/ Nathan A. Paul
Nathan A. Paul
Vice President

Witness:

/s/ David A. Kurzweil
David A. Kurzweil
Assistant Secretary